Exhibit 10.6
THIRD AMENDMENT TO LEASE AGREEMENT
     THIS THIRD AMENDMENT TO LEASE AGREEMENT (“Third Amendment”) is made and entered into this 18 day of August, 2010 by and between HF LOGISTICS-SKX T1, LLC, a Delaware limited liability company (“Landlord”) and SKECHERS U.S.A., INC., a Delaware corporation (“Tenant”).
RECITALS
     A. HF LOGISTICS I, LLC, a Delaware limited liability company and Tenant entered into that certain Lease Agreement dated September 25, 2007 (the “Original Lease”), as amended by that certain Amendment to Lease Agreement dated December 18, 2009 (the “First Amendment”), and as further amended by that certain Second Amendment to Lease Agreement dated April 12, 2010 (the “Second Amendment”). The Original Lease, as amended by the First Amendment and the Second Amendment, are collectively referred to herein as the “Lease”. Pursuant to the Lease, HF LOGISTICS I, LLC leased to Tenant certain premises situated at the northwest corner of Theodore Street and Eucalyptus Avenue in Moreno Valley, California, as more fully described therein.
     B. HF Logistics I, LLC has assigned all of its right, title and interest as landlord under the Lease to Landlord, and Landlord has assumed the obligations of HF Logistics I, LLC, as landlord under the Lease.
     C. The parties desire to further amend the Lease to reflect an increase in the Base Rent resulting from an additional loan being made by Tenant to Landlord to fund certain costs of tenant improvements to the Premises, in accordance with the provisions in Section 6.8(b) of the Amended and Restated Limited Liability Company Agreement of HF Logistics-SKX, LLC dated April 12, 2010 but effective as of January 30, 2010.
     NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     1. The Base Rent under the Lease is Nine Hundred Forty Thousand Six Hundred Ninety-Four and 80 /100 Dollars ($940,694.80) per month.
     2. Tenant has prepaid the amount of Six Hundred Seventy-Nine Thousand Five Hundred Forty Dollars ($679,540), and has agreed to fund an additional Two Hundred Fifty-Four Thousand Three Hundred Fifty-Four Dollars ($254,354) to Landlord no later than the Commencement Date. Tenant further agrees to fund the additional sum of Six Thousand Eight Hundred and 80/1000 Dollars ($6,800.80), representing the additional Base Rent due pursuant to this Third Amendment, no later than the Commencement Date.
     3. Capitalized terms used in this Third Amendment shall have the same meanings as set forth in the Lease, unless a different definition is set forth herein.

     4. Except as amended herein, all terms and conditions of the Lease shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Third Amendment as of the date first above written.

“LANDLORD”	“TENANT”

HF LOGISTICS I, LLC, a Delaware	SKECHERS U.S.A., INC., a Delaware
limited liability company	corporation

By /s/ Iddo Benzeevi Iddo Benzeevi, President and	By /s/ Philip G. Paccione Philip G. Paccione, Corporate
Chief Executive Officer	Secretary and Executive Vice
President, Business Affairs

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